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                                                                    EXHIBIT 5.01


                              November 7, 1996



Vivid Technologies, Inc.
10E Commerce Street
Woburn, MA 01801

     RE:  Registration Statement on Form S-1 of Vivid Technologies, Inc.
          --------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Vivid Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 2,300,000 shares of common stock, $.01 par value (the "Common Stock"). Pursuant to the Registration Statement, an underwriting agreement (the "U.S. Underwriting Agreement") by and among the Company and Lehman Brothers, Inc., Cowen & Company and Needham & Company, Inc., as representatives of the several underwriters (the "Underwriters"), in substantially the form filed as Exhibit 1.01 to the Registration Statement, and an international underwriting agreement (the "International Underwriting Agreement", and together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), by and among the Company, and Lehman Brothers International, Cowen & Company and Needham & Company, Inc., the managers of the several international underwriters (the "International Underwriters", and together with the International Underwriters, the "Underwriters"), in substantially the form filed as Exhibit 1.02 to the Registration Statement, the Company proposes to sell to the Underwriters up to 2,300,000 shares of Common Stock (together with any additional shares that maybe registered pursuant to a post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) of the Act, the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Underwriting Agreements.

     For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or
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hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents"):

     (i) the Certificate of Incorporation of the Company and the Restated Certificate of Incorporation of the Company filed as Exhibit
            3.01 and 3.03, respectively, to the Registration Statement;
     (ii) the Bylaws of the Company filed as Exhibit 3.02 to the Registration Statement;
     (iii) the corporate minute books or other records of the Company and Vivid Technologies, Inc., a Massachusetts corporation;
     (iv) a specimen certificate for the Common Stock filed as Exhibit 4.01 to the Registration Statement;
     (v)    the form of U.S. Underwriting Agreement; and
     (vi)   the form of International Underwriting Agreement.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with S. David Ellenbogen, the Chief Executive Officer and President of the Company and William J. Frain, the Company's Chief Financial Officer and Treasurer; (iii) the representations and warranties of the Company contained in the Underwriting Agreements, (iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the general corporate laws of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:
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     The Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Underwriting Agreements, will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectuses constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                         Very truly yours,

                         BROWN, RUDNICK, FREED & GESMER
                         By:  BROWN, RUDNICK, FREED & GESMER, P.C.

                             /s/ Lawrence M. Levy
                         By:_________________________________________
                             Lawrence M. Levy, A Member
                             Duly Authorized

LML/PJF/CAW